Exhibit 99.1

OptimizeRx to Lead Kick-off Panel at Distributed: Health Conference on September 25-26, 2017

Rochester, MI (September 5, 2017) OptimizeRx Corp. (OTCQB: OPRX), a digital health platform and leader in the electronic distribution of co-pay discount coupons and clinical information through electronic healthcare records (EHR) and e-prescription (eRx), has been invited to participate at Distributed: Health Conference being held September 25-26, 2017 at the Schermerhorn Symphony Center in Nashville, Tennessee.

OptimizeRx’s president, Miriam Paramore, will moderate the panel, “A New Infrastructure for Healthcare,” on Monday, September 25 at 9:30 a.m. Central time. She will be joined by PokitDok’s CEO, Joe Murad, and Hashed Health’s CEO, John Bass. The panel will discuss the real-world opportunities and challenges of an industry-wide transition from today’s antiquated technology infrastructure to a blockchain future.

More than 750 attendees are expected, including leaders of major healthcare enterprises and founders of distributed ledger startups. The conference will explore how blockchain technology can create a more cost-effective and consumer-oriented system.

For more information about the panel or conference, please visit health.distributed.com.

Miriam Paramore Bio

Miriam Paramore joined OptimizeRx in July 2017, bring more than 30 years of experience in healthcare and health IT, including recent strategy work with the private equity and venture communities, personal investments and executive roles in start-up and early-stage digital health companies.

During her tenure as EVP at Emdeon (now Change Healthcare), she was responsible for corporate strategy and product development, as the company grew to over $1.2 billion in revenue and completed the largest IPO in health IT history.

She has served on several boards, including the Medicaid HMO CareSource and the HIMSS national board of directors, and conceived and architected the U.S. Healthcare Efficiency Index™ that led to the passage of electronic provider payment provisions in the Affordable Care Act.

About Distributed: Health Conference

Distributed: Health is where healthcare leaders from around the world come together to explore how blockchain technology is transforming the industry. This groundbreaking conference brings together the brightest minds in healthcare innovation and blockchain technology to reimagine how new technology will streamline and transform everything from medical records and payments to processing and analytics. For more information, visit health.distributed.com/home.

About OptimizeRx Corp.

Based in Rochester, Michigan, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Merck, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

dbaker@optimizerx.com

Tel (248) 651-6568 x807

Investor Relations Contact:

Ron Both

CMA

oprx@cma.team

Tel (949) 432-7557